                                                                   Exhibit 10.13

      NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHAPES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT
                                       TO
                              PURCHASE COMMON STOCK
                                       OF
                     CENTURY ELECTRONICS MANUFACTURING, INC.

       This CERTIFIES that, for value received, GUARANTY BUSINESS CREDIT CORPORATION d/b/a FIDELITY FUNDING, or its successors and assigns ("Holder") is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from CENTURY ELECTRONICS MANUFACTURING, INC., a Delaware corporation with its principal office at 274 Cedar Hill Road, Marlborough, Massachusetts 01752 (the "Company"), Sixty Thousand (60,000) fully paid and nonassessable shares (the "Warrant Stock") of the Common Stock, $.01 par value, of the Company (the "Common Stock"), at any time commencing on July 15, 1999 and continuing until 5:00 p.m. Boston, Massachusetts time on July 15, 2004 (the "Expiration Date"), at a price of Six and 00/100 Dollars ($6.00) per share (such price, as adjusted in accordance with Section 12, the "Purchase Price"), subject to further adjustment as provided in Section 5 below. This Warrant is issued to Holder in connection with the increase of a credit facility from Holder to the Company on the terms and conditions set forth in that certain First Amendment to Loan and Security Agreement, dated as of July 15, 1999, by and among the Company, two of its wholly-owned subsidiaries, and Holder.

      1. Exercise.

            (a) Method of Exercise. This Warrant may be exercised by Holder hereof, in whole or in part (but not as to a fractional share) and from time to time, in increments of not less than 500 shares, by the presentation and surrender of this Warrant with a duly executed Election to Purchase or Convert (in substantially the form attached to this Warrant as Exhibit A) at the principal office of the Company as set forth above (or at such other address as the Company may designate by notice in writing to Holder hereof at the address of Holder appearing on the books of the Company), upon payment to the Company of the purchase price by certified or bank cashier's check (unless Holder is exercising the conversion right set forth in Section 1(b)). The shares of Common Stock so purchased shall be deemed to be issued to Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the Election to Purchase or Convert has been duly executed and delivered to the Company, and payment made for such shares. Certificates for the shares of Common Stock so purchased shall be delivered or mailed to Holder promptly after this Warrant shall have been exercised, and, unless this Warrant has expired or has been exercised in full, a new Warrant identical in form but representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised shall also be issued to Holder hereof.

            (b) Conversion Right. In lieu of exercising this Warrant as specified in Section 1(a), Holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing
(a) the aggregate fair market value of the shares of Common Stock issuable upon exercise of this Warrant minus the aggregate Purchase Price of such shares by
(b) the fair market value of one share. The fair market value of the Common Stock shall be determined pursuant to Section 1(c).

            (c) Fair Market Value. If the Common Stock is traded in a public market, its fair market value shall be its closing price reported for the business day immediately before Holder delivers its Election to Purchase or Convert to the Company. If the Common Stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

      2. No Rights as Stockholder. Nothing contained herein shall be construed to confer upon Holder of this Warrant, as such, any of the rights of a stockholder of the Company.

      3. No Fractional Shares. The Company shall not issue certificates representing fractions of shares of Common Stock upon any exercise of this Warrant, but shall make a cash payment for any fractional share based on the fair market value of the Common Stock on the date of exercise, determined in accordance with Section 1(c) above.

      4. Replacement Warrants. This Warrant is exchangeable, upon its surrender by Holder at the office of the Company referred to in Section 1 above, for new warrants (containing the same terms as this Warrant) each representing the right to purchase such number of shares of Common Stock as shall be designated by Holder at the time of such surrender (but not exceeding in the aggregate the remaining number of shares of Common stock which may be purchased hereunder). Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of a bond or indemnity reasonably satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant), the Company will issue to Holder a replacement warrant (containing the same terms as this Warrant). As used herein, "Warrant" shall include all new warrants issued in exchange for or replacement of this Warrant.

      5. Stock Dividends and Splits. If the Company shall pay a dividend in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any


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

securities of the Company or of another entity, the number of shares of Common Stock or other securities Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities of the Company which Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price, and provided further, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustments. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

      6. Consolidation or Merger. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation,. this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased upon the exercise of this Warrant immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock that Holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

      7. Transfer. This Warrant may not be transferred to any person or entity other than a successor to the right, title or interest of Holder or a purchaser of all or substantially all of the assets of Holder, if applicable, without the prior written consent of the Company, which shall not be unreasonably withheld, and in compliance with the provisions of Section 8 below. Commencing on the earlier of the 90th day after the date hereof or the completion by the Company of a registered, initial public offering of its Common Stock, such consent shall no longer be necessary.

      8. Requirements for Transfer.

            (a) This Warrant and the Common Stock so purchased shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) tic Company first shall have been furnished with an opinion of


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

legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

            (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required after such time that the Common Stock so purchased becomes eligible for resale pursuant to Rule 144 under the Act

            (c) Each certificate representing Common Stock purchased on exercise of this Warrant shall bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates at the request of Holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Act.

      9. Representations. The Company represents, warrants and agrees that: the Company has the corporate power and authority to grant this Warrant; this Warrant is enforceable and during its life will be enforceable against the Company in accordance with its terms; the execution and delivery of this Warrant by the Company has been duly and validly authorized and all requisite corporate action has been taken to make it valid and binding against the Company in accordance with its terms; and the Company has and on the date and/or dates of any exercise or conversion will have the full right and power to transfer the entire right, title and interest in and to the shares of Common Stock subject to this Warrant to the Purchaser, free and clear of all liens, encumbrances, charges and restrictions of any kind, other than those set forth in applicable securities laws.

      10. Put Right. The Company hereby irrevocably grants to Holder the right and option (the "Put") to sell to the Company this Warrant, in whole but not in part, on and after the first anniversary of the date hereof, and prior to the Expiration Date, at a purchase price (the "Purchase Price") of $360,000. The Purchase Price shall be due and payable within five business days after the Company's receipt of written notice from Holder of its exercise of the Put. Upon payment in full of such Purchase Price, Holder shall surrender the Warrant to the Company for cancellation. Should payment of the Purchase Price upon exercise of the Put result in the computation or earning of interest to Holder in excess of the maximum amount allowed by law,


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

the Purchase Price shall be reduced to the extent necessary to reduce the computation or earning of interest to the maximum amount allowed by law.

      11. Registration.

            (a) Piggyback Registrations. Notwithstanding the provisions set forth above, on and after the 90th day after the completion by the Company of a registered, initial public offering of its Common Stock, the Company shall notify Holder in writing at least 30 days prior to filing any registration statement under the Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans) and will afford Holder an opportunity to include in such registration statement the Warrant Stock or any portion thereof. If the registration statement is for an underwritten offering, the Company shall so advise Holder and the right of Holder to be included in a registration shall be subject to reduction in the discretion of the underwriter and shall also be subordinate to the preexisting registration rights of (i) the Amitek investors as set forth in that certain Registration Rights Agreement dated as of June 30, 1999 by and among the Company and Myung Ho Park, Yoon Jung Park and Sung Woo Kwon (collectively the "Amitek investors"); (ii) HarbourVest as set forth in two certain Series A Convertible Preferred Stock Purchase Agreements, dated as of February 4, 1998 and December 1, 1998, respectively, between the Company and HarbourVest Partners V-Direct Fund, L.P. ("HarbourVest"); and (iii) Centennial as set forth in that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of February 4, 1998, between the Company and Centennial Technologies, Inc. ("Centennial").

            (b) Payment of Expenses. All expenses incurred in connection with registration (excluding underwriters' discounts and commissions and the fees and expenses of counsel for Holder), including, without limitation, all registration, blue sky and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

            (c) Obligations of the Company. Whenever required to effect the registration of the Warrant Stock, the Company shall, as expeditiously as reasonably possible:

                  (i) Prepare and file a registration statement with respect thereto and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 120 days.

                  (ii) Prepare and file such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act.


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

                  (iii) Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as may be reasonably requested.

                  (iv) Use its best efforts to register and qualify the
            securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) In the event of any underwritten public offering, enter into and peform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Holder shall also enter into and perform its obligations under such an agreement.

                  (vi) Notify Holder at any time when a prospectus relating
            thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement or any document incorporated therein by reference, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (vii) Furnish, at the request of Holder if and when requesting registration on the date that such Warrant Stock is delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holder, addressed to the underwriters, if any, and to Holder and (ii) a "cold comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holder, addressed to the underwriters, if any, and to Holder.

                  (viii) Afford to Holder all rights (including the right to conduct "due diligence" with respect to the Company) customarily afforded to selling stockholders in an underwritten public offering.

            (d) Indemnification. The Company will indemnify and hold harmless Holder, the partners, officers and directors of Holder, any underwriter (as defined in the Act) for Holder


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

and each person, if any, who controls Holder or any such underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint and several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any documents incorporated therein by reference, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company, at its option, shall either assume the defense thereof or will reimburse Holder, partner, officer, or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if Holder fails to promptly notify the Company of such claim or such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such, case for any such toss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder, or such partner, officer, director, underwriter or controlling person of Holder, or, (ii) in the case of a sale directly by Holder or such partner, officer, director, underwriter or controlling person of Holder, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such seller failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale to the person asserting any such loss, claim, damage, liability or action in any case in which such delivery is required by applicable securities laws. The obligations of the Company under this paragraph shall survive the completion of any offering of Warrant Stock.

            (e) Survival. The Company's obligations under this Section 11 shall survive until the fifth anniversary of the date hereof.

      12. Adjustment of Purchase Price. If and whenever the Company subsequent to the date hereof shall issue or sell any shares of Common Stock (or convertible securities, options, warrants or other stock purchase rights which provide for an exercise or conversion price to receive Common Stock) for a consideration or having an exercise or conversion price less than the then applicable Purchase Price, then the Purchase Price upon each such reissuance, conversion, exercise or sale shall forthwith be reduced to such lower price. There is excluded from this Section 12 all Common Stock issued or sold, or to be issued or sold, as consideration for the acquisition by merger of Amitek Corporation, including non-statutory stock options issued in connection with that acquisition. As promptly as practicable (but in any event not later than five days) after the occurrence of any event requiring any adjustment under this
Section 12 (or


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

under Section 5 above) to the Purchase Price, the Company shall, at its expense, deliver to the Holder of this Warrant an officers certificate setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Purchase Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after giving effect to such adjustment

      13. No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Warrant Stock issuable upon exercise of this Warrant to be greater than the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Warrant Stock, (c) will obtain and maintain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) will not issue any capital stock or enter into any agreement the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder.


                 [balance of this page intentionally left blank]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of this 30th day of July, 1999.

ATTEST:                                  CENTURY ELECTRONICS MANUFACTURING, INC.


/s/ James M. Roller                      By: /s/ Leslie J. Sainsbury
--------------------------                  ----------------------------------
James M. Roller                             Leslie J. Sainsbury
Secretary                                   President and CEO

                                   EXHIBIT A

                        ELECTION TO PURCHASE OR CONVERT

Century Electronics Manufacturing, Inc.:

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Stock and (check one):

      [ ] herewith tenders payment for ___________ shares of Warrant Stock to the order of Century Electronics Manufacturing, Inc. in the amount of $ ________ in accordance with the terms of this Warrant or

      [ ] herewith tenders this Warrant for ___________ shares of Warrant Stock pursuant to the conversion right provisions of Section 1(b) of this Warrant.

      Please issue a certificate or certificates for such Warrant Stock in the name of, and pay any cash for any fractional share to:

                                Name____________________________________________

                                ________________________________________________

                                ________________________________________________

                                ________________________________________________


                                Signature_______________________________________

                                Note: The above signature should correspond
                                      exactly with the name on the first page of this Warrant or with the name of any assignee pursuant to Section 7 of this Warrant

      If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.


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